SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒  Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under Rule 14a-11(c) or Rule 14a-12

Beverly Hills Bancorp Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

BEVERLY HILLS BANCORP INC.

23901 Calabasas Road, Suite 1050

Calabasas, California 91302

September 21, 2007

Dear Stockholder:

You are cordially invited to attend the 2007 Annual Meeting of Stockholders of Beverly Hills Bancorp Inc. The Annual Meeting will be held at 10:00 a.m. Pacific Time on Thursday, October 25, 2007, at the law offices of Troy & Gould PC, 1801 Century Park East, Suite 1600, Los Angeles, California 90067-2367.

We enclose the Notice of the Annual Meeting, Proxy Statement and form of proxy and a copy of our Annual Report on Form 10-K as filed with the Securities and Exchange Commission. At the Annual Meeting you will be asked to elect seven directors to serve until the next annual meeting. We also will report to you on our operations, and you will have the opportunity to ask questions about Beverly Hills Bancorp Inc. that may be of general interest to stockholders.

The Proxy Statement contains important information concerning the matter to be voted on at the Annual Meeting. Please study it carefully. Your vote is very important, regardless of how many shares you own. Even if you plan to attend the Annual Meeting, please complete, sign, date and return the enclosed proxy card promptly in the accompanying self-addressed, postage prepaid envelope. If you do join us at the Annual Meeting and wish to vote in person, you may revoke your proxy at that time.

Sincerely,

Larry B. Faigin
Chairman of the Board

PLEASE EXECUTE AND RETURN THE ENCLOSED PROXY CARD WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE ANNUAL MEETING.

BEVERLY HILLS BANCORP INC.

23901 Calabasas Road, Suite 1050

Calabasas, California 91302

NOTICE OF 2007 ANNUAL MEETING OF STOCKHOLDERS

to be held at 10:00 a.m. on Thursday, October 25, 2007

at the law offices of Troy & Gould PC

1801 Century Park East, Suite 1600

Los Angeles, California 90067-2367

TO THE STOCKHOLDERS OF BEVERLY HILLS BANCORP INC.:

The Annual Meeting of Stockholders of Beverly Hills Bancorp Inc. (the “Company”) will be held at 10:00 a.m. on Thursday, October 25, 2007, at the law offices of Troy & Gould PC, 1801 Century Park East, Suite 1600, Los Angeles, California 90067-2367. The Annual Meeting will be held for the following purposes:

1. To elect a board of seven directors to hold office until the next Annual Meeting of Stockholders and until their respective successors have been duly elected; the persons nominated by the Board of Directors (Howard Amster, Larry B. Faigin, Stephen P. Glennon, Robert H. Kanner, Kathleen L. Kellogg, William D. King and John J. Lannan) are described in the accompanying Proxy Statement; and

2. To consider and transact such other business as may properly come before the Annual Meeting and at any adjournments or postponements thereof.

YOUR BOARD OF DIRECTORS URGES STOCKHOLDERS TO VOTE FOR THE DIRECTOR NOMINEES NAMED IN ITEM 1.

Only stockholders of record as of the close of business on August 27, 2007 will be entitled to notice of and to vote at the Annual Meeting.

Under the Company’s bylaws, stockholders may not present nominees for election as directors or other proposals for action at the Annual Meeting unless written notice thereof, containing the information required by the Company’s bylaws, was delivered to the Secretary of the Company no later than the close of business on October 12, 2007. The Company has not received any nominees or proposals from stockholders.

PLEASE READ THE ENCLOSED PROXY STATEMENT CAREFULLY.

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING. THEREFORE, WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED SELF-ADDRESSED, POSTAGE PREPAID ENVELOPE. IF YOU LATER FIND THAT YOU CAN BE PRESENT OR DESIRE TO REVOKE YOUR PROXY FOR ANY REASON, YOU MAY DO SO AT ANY TIME BEFORE THE VOTING AT THE ANNUAL MEETING.

By Order of the Board of Directors,

Carol Schardt
Secretary

September 21, 2007

Calabasas, California

BEVERLY HILLS BANCORP INC.

23901 Calabasas Road, Suite 1050

Calabasas, California 91302

PROXY STATEMENT

2007 ANNUAL MEETING OF STOCKHOLDERS

to be held at 10:00 a.m. on Thursday, October 25, 2007

at the law offices of Troy & Gould PC

1801 Century Park East, Suite 1600

Los Angeles, California 90067-2367

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Beverly Hills Bancorp Inc. (the “Company” or “BHBC”) for use at the 2007 Annual Meeting of Stockholders to be held at 10:00 a.m. on Thursday, October 25, 2007, and at any adjournment or postponement thereof, for the purposes set forth in the attached Notice of 2007 Annual Meeting of Stockholders. Accompanying this Proxy Statement is the Board of Directors’ proxy that you may use to indicate your vote on the matters to be submitted to the stockholders at the meeting.

We have enclosed our Form 10-K for the year ended December 31, 2006 filed with the Securities and Exchange Commission, which includes our financial statements. The Form 10-K is not to be considered part of the soliciting materials.

This Proxy Statement and the accompanying form of Proxy were mailed to stockholders commencing on or about September 17, 2007.

VOTING RIGHTS AND PROXIES

Record Date and Outstanding Shares

Only stockholders of record at the close of business on August 27, 2007 will be entitled to notice of and to vote at the Annual Meeting. On August 27, 2007, the Company had 18,786,594 shares of common stock outstanding and approximately 64 stockholders of record (including brokers holding the Company’s stock in street name for others). The common stock is the only outstanding class of capital stock of the Company.

Quorum and Voting

A majority of all outstanding shares of common stock entitled to vote at the Annual Meeting, represented in person or by proxy, constitutes a quorum for the transaction of business at the Annual Meeting.

Each share of common stock is entitled to one vote in the matter to be considered at the Annual Meeting. In the election of directors, the seven persons receiving the highest number of affirmative votes will be elected. Abstentions and broker non-votes are counted for the purpose of determining whether or not a quorum exists, but are not counted in the election of directors.

Proxies

Shares of common stock represented by proxies properly executed and received by the Company in time to be voted at the Annual Meeting, or any adjournment or postponement thereof, will be voted in accordance with the instructions indicated on the proxies. If no instructions are indicated, such shares will be voted “FOR” each of the seven nominees named in this Proxy Statement. All proxies voted “FOR” each of the seven nominees for director, including proxies on which no instructions are indicated, may, at the discretion of the proxy holder, be voted “FOR” a motion to adjourn or postpone the Annual Meeting to another time and/or place for the purpose of soliciting additional proxies or otherwise.

The Board is not currently aware of any business to be acted upon at the Annual Meeting other than as described in this Proxy Statement. If, however, other matters are properly brought before the Annual Meeting, persons appointed as proxies will have discretion to vote or act thereon in their best judgment.

If you are the record owner of your shares, you may revoke your proxy at any time before it is voted at the Annual Meeting by (i) submitting a new proxy card with a later date, (ii) delivering written notice to the Secretary of the Company before October 25, 2007, stating that you are revoking your proxy, or (iii) attending the Annual Meeting and voting your shares in person. Attendance at the Annual Meeting will not, in itself, constitute the revocation of your proxy.

Shares held in Street Name

If your shares are held in street name, your brokerage firm, under certain circumstances, may vote your shares. Brokerage firms have authority to vote customers’ shares on certain “routine” matters, including the election of directors. If you do not vote your proxy, your brokerage firm may either vote your shares on routine matters or leave your shares unvoted.

We encourage you to provide instructions to your brokerage firm by voting your proxy. This ensures your shares will be voted at the Annual Meeting.

If you hold your shares in street name, you must request a legal proxy from your brokerage firm in order to vote at the Annual Meeting if you attend in person. Otherwise, the Company cannot count your votes.

Costs of Solicitation

Proxies may be solicited by mail, personal interview, telephone and telecopy by directors, officers and employees of the Company and its subsidiaries on a part-time basis and for no additional compensation. The entire cost of soliciting proxies under this Proxy Statement will be borne by the Company and will include amounts paid in reimbursement to banks, brokerage firms, custodians, nominees and others for their expenses in forwarding soliciting material to the beneficial owners of the common stock held of record by such persons.

Any written revocation of your Proxy or other related communications in connection with this Proxy Statement, and requests for additional copies of this Proxy Statement or the form of Proxy, should be addressed to Carol Schardt, Secretary, Beverly Hills Bancorp Inc., 23901 Calabasas Road, Suite 1050, Calabasas, California 91302. If you have any questions or need further assistance in voting your shares, please call Ms. Schardt at (818) 223-8084.

ELECTION OF DIRECTORS

(Item No. 1 on the Proxy)

In accordance with the Bylaws of the Company, the Company’s directors are elected at each Annual Meeting of Stockholders and hold office until the next Annual Meeting and until their successors are duly elected. The Bylaws provide that Board Directors shall consist of no fewer than six and no more than ten directors as determined from time to time by the Board of Directors. The authorized number of directors is presently seven.

The Board of Directors has nominated the following seven persons to serve until the next Annual Meeting and their successors are duly elected:

Howard Amster

Larry B. Faigin

Stephen P. Glennon

Robert H. Kanner

Kathleen L. Kellogg

William D. King

John J. Lannan

Each of the nominees has indicated that he or she is willing and able to serve as a director. Unless instructions to the contrary are specified in a properly signed and returned proxy, the proxies will be voted in favor of the seven nominees listed above.

All of the nominees also serve as directors of First Bank of Beverly Hills (“FBBH” or the “Bank”), the Company’s bank subsidiary.

Information Regarding the Nominees for Directors

The following table sets forth certain information regarding the nominees for director.

Name	Age as of August 31, 2007	Year First Elected or Appointed Director	Principal Occupation
Larry B. Faigin	64	1999	Mr. Faigin has been Chairman of the Board of Directors since September 1999. Mr. Faigin is the Chief Executive Officer of the Company, a position he has held since August 2005. In addition, Mr. Faigin has been Chief Executive Officer and President of FBBH since June 2006. Previously, from December 2005 to June 2006, Mr. Faigin was the Bank’s Executive Vice President of Development. From 2003 to 2005, Mr. Faigin was President and Chief Executive Officer of China Housing Partners, LLC, a residential developer in China. Previously, he was President and Chief Executive Officer of GreenPark Remediation, LLC, a company that specializes in acquiring environmentally impacted land and remediating and improving the property for further development.

Howard Amster	59	2001	Mr. Amster is a professional real estate operator and also is a principal of Ramat Securities Ltd., a Cleveland-based investment firm. Mr. Amster also is a director of Horizon Group Properties, Inc., and Astrex Inc.

Stephen P. Glennon	63	1999	Mr. Glennon is a retired financial executive. He was the Company’s Chief Executive Officer from September 1999 through May 2004 and its Chief Financial Officer from April 2003 through May 2004.

Robert H. Kanner	59	2002	Mr. Kanner has been Chairman of the Board and President of Pubco Corporation, a manufacturer and marketer of computer printer supplies and specialized construction products, since 1987. Mr. Kanner also serves on the board of directors of Oglebay Norton Company.

Kathleen L. Kellogg	54	2005	Ms. Kellogg has been President of her own independent consulting company since 2000. Ms. Kellogg also is a director of First General Bank, and is a Trustee of the San Marino Schools Foundation.

William D. King	65	2004	Mr. King is a retired executive. He currently serves and has served since December 2002 as Chairman of the Board of Directors of FBBH.

John J. Lannan	60	2004	Mr. Lannan has been a Principal with Brentwood Partners, Inc. in Santa Monica, California, a real estate financing firm specializing in institutional equity and mezzanine debt placement, since 1998. Prior to joining the Board, Mr. Lannan was a director with Centennial Bank in Fountain Valley, California, where he organized and funded the recapitalization of that institution.

There are no family relationships between any director or executive officer and any other director or executive officer of the Company. There are no arrangements or understandings between any director or executive officer and any other person pursuant to which he or she has been or will be selected as a director and/or executive officer of the Company.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES LISTED ABOVE AS DIRECTORS.

CERTAIN INFORMATION CONCERNING THE BOARD OF DIRECTORS AND ITS COMMITTEES

Board and Board Committee Meetings

The Board of Directors met 24 times in 2006. Each director attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and the total number of all meetings of the committees on which he or she served during the period he or she was a director. As of the date of this proxy statement, five of our directors, Amster, Glennon, Kanner, Kellogg and King are independent within the listing standards of the Nasdaq Stock Market.

Committees of the Board of Directors

The Board of Directors has an Audit Committee, a Compensation Committee and a Nominating Committee.

Audit Committee. The Audit Committee’s function is to meet with management, the internal auditors and the independent auditors to review and evaluate the Company’s audited financial statements, internal accounting controls and regulatory examinations and to monitor the Company’s compliance with laws, regulations and corporate policy. The Audit Committee’s duties are set forth in the Audit Committee Charter adopted by the Board of Directors. The charter of the Audit Committee is available through the Company’s website at www.bhbc.com by clicking on Governance Documents.

The Audit Committee currently consists of directors King (Chair), Kanner and Kellogg. All of the Audit Committee members are non-employee directors who are independent within the listing standards of the Nasdaq Stock Market. The Board of Directors has determined that Mr. King is a financial expert as defined in Item 407(d)(5)(ii) of Regulation S-K. The Audit Committee met 14 times during 2006.

Compensation Committee. The Compensation Committee reviews and makes recommendations to the Board of Directors for compensation to executive officers of the Company, including salaries, bonuses and equity compensation; reviews compensation programs and practices for the Chief Executive Officer (the “CEO”); and has supervisory control over the administration of the Company’s 1999 and 2002 Equity Participation Plans and other compensation plans and benefit programs. All actions of the Compensation Committee pertaining to executive compensation are submitted to the Board of Directors for approval. The Compensation Committee may not delegate any of this authority, but does consider recommendations made by the CEO and HR Total Solutions, compensation consultants hired by the Compensation Committee. The Compensation Committee’s process for determining compensation, and the role of the CEO and HR Total Solutions in that process, are discussed in greater detail later in this proxy statement under “Compensation Discussion & Analysis.” The charter of the Compensation Committee is available through the Company’s website at www.bhbc.com by clicking on Governance Documents.

The Compensation Committee currently consists of directors Kellogg (Chair), Amster and Kanner. Mr. Faigin, the Company’s Chief Executive Officer, served on the Compensation Committee during 2006 and resigned from the Committee in April 2006. Mr. Faigin was not present during the voting or deliberations by the Compensation Committee regarding his compensation. None of the other members of the Compensation Committee is or was an officer or employee of the Company or any of its subsidiaries, and all of the current Compensation Committee members are non-employee directors who are independent within the listing standards of the Nasdaq Stock Market. The Compensation Committee met five times during 2006.

Nominating Committee. The Nominating Committee’s function is to identify and recommend to the Board of Directors individuals qualified to serve as directors of the Company. In identifying and evaluating candidates for director, the Nominating Committee considers a number of criteria, including, but not limited to, the candidate’s professional experience, knowledge of the Company’s business, and involvement in community and civic affairs. In searching for qualified director candidates for the Board, the Nominating Committee solicits current Directors for names of potentially qualified candidates. Additionally, the Committee may request that Directors pursue their own business contacts for the names of potentially qualified candidates. The Committee would then consider the potential pool of director candidates, select the candidate the Committee believes best meets the needs of the Board, and conduct an investigation of the proposed candidate’s background to ensure there is no past history that would cause the candidate not to be qualified to serve as a director of the Company. The Nominating Committee does not believe there are any specific minimum qualifications that a potential candidate must meet or any specific qualities or skills that a potential candidate must possess, but evaluates potential candidates on an individual basis. The Nominating Committee’s policy is to determine the slate of director nominees from within, and not to consider director candidates recommended by stockholders. The charter of the Nominating Committee is available through the Company’s website at www.bhbc.com by clicking on Governance Documents.

The Nominating Committee’s charter provides that the Nominating Committee shall consist of all of the then current independent directors of the Board of Directors, as “independent director” is defined under of the Nasdaq stock market’s listing standards. The Nominating Committee currently consists of directors Amster, Glennon, Kanner, Kellogg and King. The Nominating Committee met once during 2006 in conjunction with a meeting of the full Board of Directors.

Compensation Committee Interlocks and Insider Participation

Mr. Faigin, the Company’s Chief Executive Officer since August 2005, served on the Compensation Committee in 2006 and resigned from such committee in April 2006. Mr. Faigin was not present during any voting or deliberations regarding his own salary. None of the other members of the Compensation Committee is or was an officer or employee of the Company or any of its subsidiaries, and during 2006 there existed no interlocking relationship between any member of the Compensation Committee and any member of any other company’s board of directors or compensation committee of the type required to be disclosed under Section 404 of Regulation S-K of the Securities Act.

Shareholder Communications with the Board

The Board of Directors maintains a process for shareholders to communicate with the Board of Directors. Shareholders wishing to communicate with the Board of Directors should send any communication to the Secretary, Beverly Hills Bancorp Inc., 23901 Calabasas Road, Suite 1050, Calabasas, California 91302. Any communication must state the number of shares beneficially owned by the shareholder making the communication. The Secretary will forward such communication to the full Board of Directors or to any individual director or directors to whom the communication is directed. The Secretary has the authority to discard the communication where deemed appropriate.

Director Attendance at Annual Meetings

The Company does not have a policy regarding Board member attendance at Annual Meetings of Stockholders but holds regular Board of Directors meetings immediately following the Company’s Annual Meetings. Six of the seven members of the Board of Directors attended the 2006 Annual Meeting of Stockholders.

Compensation of Directors

All of the members of the Company’s Board of Directors also serve as directors of FBBH. Officers and employees of the Company and FBBH who also serve as directors do not receive any retainer or additional fees for serving as a director. For 2006, directors Kellogg, King and Lannan received a yearly stipend of $60,000, and directors Glennon and Kanner accepted a reduced yearly stipend of $30,000. Commencing in August 2006, director Amster received a stipend at the rate of $30,000 per year. The chair of the Audit Committee receives an additional yearly stipend of $30,000, and the members of the Compensation Committee receive additional yearly stipends of $5,000.

The Chairman of the Board of the Bank receives an additional yearly stipend of $30,000. The chairs of the Bank’s Asset and Liability Committee and Internal Asset Review Committee receive additional yearly stipends of $10,000.

In September 2006, the Company granted stock appreciation rights (SARs) with respect to 30,000 shares to each of its non-employee directors. The directors’ SARs are exercisable at $9.00 per share and payable in cash only. The SARs vest in three equal annual installments of 10,000 shares beginning September 28, 2007, and expire on September 28, 2011.

Director Lannan has an additional compensation arrangement that provides for the payment of a fee of 25 basis points (0.25%) of the principal amount of new loans funded by the Company which were referred by director Lannan. The Company paid director Lannan fees totaling $104,000 pursuant to this arrangement in 2006.

The following table sets forth the compensation of the Company’s non-employee directors for the year ended December 31, 2006. The compensation of Mr. Faigin, the Company’s only employee director, is described under the “Summary Compensation Table” later in this proxy statement.

Name	Fees Earned or Paid in Cash ($)	Option/SAR Awards ($)		All Other Compensation ($)		Total ($)
Howard Amster	$12,500	$1,160	(1)(2)	$—		$13,660
Stephen P. Glennon	40,000	1,160	(1)(3)	—		41,160
Robert H. Kanner	31,667	1,160	(1)(4)	—		32,827
Kathleen L. Kellogg	83,333	1,160	(1)(5)	—		84,493
William D. King	130,000	1,160	(1)(6)	—		131,160
John J. Lannan	60,000	1,160	(1)(7)	104,000	(8)	165,160

(1)	This amount represents the 2006 compensation cost of SARs granted in 2006, as determined in accordance with Statement of Financial Accounting Standards No. 123R. The assumptions made in determining the value of the awards are discussed in Note 4 (“Stock-Based Compensation”) to the Consolidated Financial Statements. There were no options granted to our directors in 2006. In accordance with FAS 123R, the fair value of the SARs on the grant date was $13,063.
(2)	Mr. Amster had 50,000 options and 30,000 SARs outstanding at December 31, 2006.
(3)	Mr. Glennon had 30,000 SARs outstanding at December 31, 2006.
(4)	Mr. Kanner had 23,334 options and 30,000 SARs outstanding at December 31, 2006.
(5)	Ms. Kellogg had 30,000 SARs outstanding at December 31, 2006.
(6)	Mr. King had 30,000 SARs outstanding at December 31, 2006.
(7)	Mr. Lannan had 30,000 SARs outstanding at December 31, 2006.
(8)	Represents fees earned for the referral of loans to the Company.

EXECUTIVE OFFICERS

The following table sets forth certain information regarding the current executive officers of the Company and the Bank:

Name	Age	Position With Company and Bank	Position Since
Larry B. Faigin (1)	64	Chief Executive Officer of BHBC	2005
		Chief Executive Officer and President of FBBH	2006
Craig W. Kolasinski	44	Executive Vice President of Business Development, FBBH	2006
Bryce W. Miller	45	Executive Vice President and Chief Administrative Officer, FBBH	2007
Eric C. Rosa	59	Executive Vice President and Chief Lending Officer, FBBH	2006
Takeo K. Sasaki	38	Chief Financial Officer of BHBC	2005
		Executive Vice President and Chief Financial Officer, FBBH	2007
Annette J. Vecchio	56	Executive Vice President and Chief Credit Officer, FBBH	2006

(1)	See “Election of Directors” for Mr. Faigin’s biographical information.

Craig W. Kolasinski has been Executive Vice President of Business Development of FBBH since November 2006. Previously, from April 2006 to November 2006, he was Executive Vice President and Chief Lending Officer and also held that position from October 2001 to February 2005. From February 2005 to April 2006, he served as Executive Vice President and Chief Credit Officer. Prior to joining FBBH, Mr. Kolasinski was a loan originator with Centennial Bank in Fountain Valley, California from January 2000 through October 2001.

Bryce W. Miller has been Executive Vice President and Chief Administrative Officer of FBBH since January 2007. Previously, he served as Senior Vice President, Technology and Compliance (February 2003 to January 2007) and Vice President and Information Services Manager (July 2001 through February 2003) and Vice President and Controller (June 2000 through June 2001).

Eric C. Rosa has been Executive Vice President and Chief Lending Officer of FBBH since November 2006. Previously, Mr. Rosa was an officer of Chinatrust Bank in Torrance, California, where he served as Executive Vice President of Commercial Real Estate Lending from January 2003 to November 2006 and Executive Vice President and Chief Credit Officer from April 1997 to January 2003.

Takeo K. Sasaki has been Executive Vice President and Chief Financial Officer of the Company and FBBH since January 2007. Previously, he served as Chief Financial Officer of the Company from February 2005 to January 2007 and Senior Vice President and Chief Financial Officer of the Bank from February 2003 to January 2007. Prior to those appointments, Mr. Sasaki was the Bank’s Vice President and Controller from July 2001 to February 2003. Prior to joining the Bank, Mr. Sasaki was First Vice President and Controller for Prime Bank in Los Angeles, California from January 1998 to March 2001.

Annette J. Vecchio has been Executive Vice President and Chief Credit Officer of FBBH since April 2006. Previously, from March 2002 to April 2006, she served as the Bank’s Senior Vice President and Portfolio Manager. Prior to that appointment, she was the Bank’s Vice President and Portfolio Manager from 1986 to March 2002.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth the total compensation paid or accrued by the Company for services rendered during the year ended December 31, 2006 to (i) the principal executive officer, (ii) the principal financial officer and (iii) each of the four other most highly compensated executive officers of the Company who were serving as executive officers at December 31, 2006 (the “Named Executive Officers”).

Name and Principal Position	Year	Salary ($)		Bonus ($)		Option Awards ($)		Non-Equity Incentive Plan Compensation ($)		All Other Compensation ($)		Total Compensation ($)
Larry B. Faigin	2006	$275,000		$—		$225,780	(3)	$430,406	(4)	$26,308	(5)	$957,494
Chief Executive Officer	2005	$91,667	(1)	$—		$—		$—		$—		$91,667
Takeo K. Sasaki	2006	$150,000		$95,000	(2)	$438	(3)	$—		$10,618	(6)	$256,056
Executive Vice President and	2005	$146,667		$82,000		$—		$—		$11,151		$239,818
Chief Financial Officer	2004	$128,500		$108,000		$—		$—		$5,726		$242,226
Annette J. Vecchio	2006	$193,750		$85,000	(2)	$2,573	(3)	$—		$10,440	(6)	$291,763
Executive Vice President and	2005	$135,000		$82,000		$—		$—		$6,546		$223,546
Chief Credit Officer, FBBH	2004	$124,167		$108,000		$—		$—		$2,867		$235,034
Bryce W. Miller	2006	$120,000		$90,000	(2)	$438	(3)	$—		$5,797		$216,235
Executive Vice President and	2005	$120,000		$75,000		$—		$—		$5,548		$200,548
Chief Administrative Officer, FBBH	2004	$119,167		$92,000		$—		$—		$5,984		$217,151
John A. Kardos(7)	2006	$130,000		$70,000	(2)	$657	(3)	$—		$3,280		$203,937
Senior Vice President of	2005	$130,000		$60,000		$—		$—		$3,278		$193,278
Funding and Investments, FBBH	2004	$130,000		$92,000		$—		$—		$6,141		$228,141
Craig W. Kolasinski	2006	$185,000		$—		$2,189	(3)	$—		$7,579		$194,768
Executive Vice President of	2005	$185,000		$160,000		$—		$—		$11,383		$356,383
Business Development, FBBH	2004	$185,000		$260,000		$—		$—		$6,500		$451,500

(1)	Mr. Faigin was appointed Chief Executive Officer in August 2005.
(2)	Of this amount, 75% was paid in March 2007. The remaining 25% will vest and become payable in December 2009.
(3)	This amount represents the 2006 compensation cost of options granted in 2006 and prior years, as determined in accordance with Statement of Financial Accounting Standards No. 123R. The assumptions made in determining the value of the option awards are discussed in Note 4 (“Stock-Based Compensation”) to the Consolidated Financial Statements.
(4)	Amount consists of $100,000 in connection with the Company’s repurchase of 2,750,000 shares of its common stock and $330,406 pursuant to the sale of the Bank’s Beverly Hills branch.
(5)	Amount includes Company matching contributions to 401(k) plan of $14,308 and an automobile allowance of $12,000.
(6)	Amount represents Company matching contributions to 401(k) plan.
(7)	Mr. Kardos’ employment with FBBH ended in June 2007.

Grants of Plan-Based Awards

The following table provides information concerning option awards granted by the Company during the year ended December 31, 2006 to named executive officers. Other than Mr. Faigin, no named executive officer was awarded securities during the year ended December 31, 2006.

Name	Grant Date	Date of Board of Directors Action	Estimated possible payouts under Non- Equity Incentive Plan Awards Target($)		Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Option Awards ($)(1)

Larry B. Faigin
Incentive Stock Option Agreement	1/3/2006	12/30/2005			28,569	$10.50	$32,251
Non-Qualified Stock Option Agreement	1/3/2006	12/30/2005			571,431	$10.50	$645,084
2006 Incentive Compensation Plan	3/7/2006	12/30/2005	$430,406	(2)

(1)	Valuation is based on grant date fair value of the award determined pursuant to FAS 123R.
(2)	Amount was paid in full during the year ended December 31, 2006.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards

Mr. Faigin’s employment agreement provided for a base salary of $275,000 for the year 2006. Mr. Faigin also received the following incentive compensation upon the attainment of certain performance measures during the year: (1) a bonus of $100,000 as a result of the Company’s repurchase of 2,750,000 shares of its Common Stock (the number authorized by the board of directors) and (2) a bonus of $330,406 for his efforts in connection with the sale of the Bank’s Beverly Hills branch (representing a base bonus of $250,000 plus 3% of the amount by which the sale price exceeded $6.0 million).

In January 2006, Mr. Faigin was granted options to purchase 600,000 shares of common stock at an exercise price of $10.50 per share. These options vest in quarterly installments of 50,000 each on the first day of each calendar quarter beginning in January 2006, and expire on January 3, 2016.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth the outstanding equity awards at December 31, 2006 for the Named Executive Officers.

	Number of Securities Underlying Unexercised Options (#)			Option Exercise Price ($)	Option Expiration Date
Name	Exercisable	Unexercisable
Larry B. Faigin	200,000	400,000	(1)	$10.50	1/3/2016
Takeo K. Sasaki	5,000	—		2.34	3/11/2012
	5,000	—		3.80	4/23/2013
Annette J. Vecchio	—	36,000	(2)	8.23	9/28/2011
John A. Kardos	2,500	—		3.80	4/23/2013
Craig W. Kolasinski	25,000	—		1.87	11/12//2011
	10,000	—		2.34	3/11/2012
	25,000	—		3.80	4/23/2013

(1)	Mr. Faigin’s options vest in quarterly installments of 50,000 and vest in full on October 1, 2008.
(2)	Ms. Vecchio’s SARs vest in annual installments of 12,000 and vest in full on September 28, 2009.

Option Exercises

The following table presents the number and value of shares received upon the exercise of options during 2006 for the Named Executive Officers.

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)

Annette J. Vecchio	7,040	$51,906
Bryce W. Miller	6,659	$41,333

Potential Payments Upon Termination or Change in Control

The Company does not have a stated policy with respect to severance payments upon the termination of its executive officers. However, each executive officer has an individual agreement that provides for a severance payment under specific circumstances.

Mr. Faigin’s employment agreement provides that if he is terminated by the Company without cause or he resigns for “Good Reason” (as defined in the agreement, which includes a change in control of the Company), he would be entitled to receive a continuation of his base salary and benefits as provided for in his employment agreement for two years following the change in control. This agreement requires that for two years following his termination, Mr. Faigin shall comply with certain provisions, including, but not limited to (1) a covenant not to participate in a business that is in competition with the Company and (2) a covenant not to offer employment to any person still employed by the Company. In addition, in the event Mr. Faigin is terminated without cause or there is a change in control of the Company, all of his unexercised stock options would immediately vest and become exercisable.

The Company also gave its standard Change-In-Control agreement to Ms. Vecchio and Messrs. Sasaki, Miller, Kardos and Kolasinski. Under these agreements, the executive would be entitled to receive a severance payment if, within one year after a change in control of the Company (as defined in the agreement), either of the following occurs: (1) the executive’s employment is involuntarily terminated by the Company or the Bank for any reason other than cause or death or disability or (2) the executive voluntarily terminates his or her employment for “Good Reason” (as defined in the agreement). Ms. Vecchio would receive a severance payment of twice her annual base salary, and all of her unexercised SARs would immediately vest and become exercisable. The amount of the severance payment for Mr. Kolasinski would be equal to his base salary, and the amounts for Messrs. Sasaki, Miller and Kardos would be equal to one half of their respective base salaries. In addition, following a change in control of the Company, these executive officers would be entitled to receive continued health benefits coverage until the earlier of one year or the date he or she becomes covered under any other group health plan.

The following table summarizes the potential payments to the Company’s named executive officers upon their termination or a change in control of the Company, assuming such termination or change in control occurred on December 31, 2006.

Termination Payments and Benefits

Name	Salary ($)		Bonus ($)		Health Benefits ($)	Unvested Options ($)	Total ($)
Larry B. Faigin
By BHBC for “Cause”	—		N/A		N/A	—	—
By BHBC without “Cause”	580,000	(1)	N/A		10,839	—	590,839
Resignation	—		N/A		N/A	—	—
Resignation for “Good Reason”	580,000	(1)	N/A		10,839	—	590,839
Change in Control	580,000	(1)	N/A		10,839	—	590,839
Takeo K. Sasaki
By BHBC for “Cause”	—		N/A		N/A	N/A	—
By BHBC without “Cause”	—		N/A		N/A	N/A	—
Resignation	—		N/A		N/A	N/A	—
Resignation for “Good Reason”	75,000	(2)	N/A		N/A	N/A	75,000
Change in Control	75,000	(2)	N/A		N/A	N/A	75,000
Annette J. Vecchio
By BHBC for “Cause”	—		N/A		N/A	—	—
By BHBC without “Cause”	—		N/A		N/A	—	—
Resignation	—		N/A		N/A	—	—
Resignation for “Good Reason”	450,000	(2)	N/A		N/A	—	450,000
Change in Control	450,000	(2)	N/A		N/A	2,160	452,160
Bryce W. Miller
By BHBC for “Cause”	—		N/A		N/A	N/A	—
By BHBC without “Cause”	—		N/A		N/A	N/A	—
Resignation	—		N/A		N/A	N/A	—
Resignation for “Good Reason”	60,000	(2)	N/A		N/A	N/A	60,000
Change in Control	60,000	(2)	N/A		N/A	N/A	60,000
John A. Kardos
By BHBC for “Cause”	—		N/A		N/A	N/A	—
By BHBC without “Cause”	—		N/A		N/A	N/A	—
Resignation	—		N/A		N/A	N/A	—
Resignation for “Good Reason”	65,000	(2)	N/A		N/A	N/A	65,000
Change in Control	65,000	(2)	N/A		N/A	N/A	65,000
Craig W. Kolasinski
By BHBC for “Cause”	—		N/A		N/A	N/A	—
By BHBC without “Cause”	—		337,500	(4)	N/A	N/A	337,500
Resignation	—		N/A		N/A	N/A	—
Resignation for “Good Reason”	185,000	(2)	337,500	(4)	N/A	N/A	522,500
Change in Control	185,000	(2)	337,500	(4)	N/A	N/A	522,500
Death	—		337,500	(4)	N/A	N/A	337,500
Disability	—		337,500	(4)	N/A	N/A	337,500

(1)	Amount assumes termination occurred on December 31, 2006 and represents salaries for 2007 and 2008 of $285,000 and $295,000, respectively.
(2)	Amount is based on each executive’s salary in effect at December 31, 2006.
(3)	Values of unvested options or SARs are based on the Company’s closing stock price of $8.29 as of December 31, 2006.
(4)	Amount assumes Mr. Kolasinski’s employment terminated on December 31, 2006. Because Mr. Kolasinski continued to be employed by the Company as of January 1, 2007, he received his “First Stay Bonus” of $300,000 in January 2007.

One June 27, 2007, the Company’s Compensation Committee approved stay bonus agreements for the following executive officers: Messrs. Faigin, Miller, Rosa and Sasaki and Ms. Vecchio. Each agreement provides that the executive will be entitled to receive a stay bonus payment if the executive is an employee either 60 days after a change in control (as defined in the agreement) or on December 31, 2008. The amount of the stay bonus payment for Mr. Rosa and Ms. Vecchio would be equal to their annual base salary, and the amount for Messrs. Faigin, Miller and Sasaki would be equal to 18 months’ base salary.

On June 27, 2007, the Compensation Committee also approved amended change-in-control agreements for Ms. Vecchio and Messrs. Miller, Rosa and Sasaki. Each agreement provides that, in the event of a change in control of the Company or the Bank, the executive would be entitled to receive a severance payment if within one year after a change in control either of the following occurs: (1) the executive’s employment is involuntarily terminated by the Company or the Bank for any reason other than cause or death or disability or (2) the executive voluntarily terminates his employment after certain adverse changes in the terms of his employment. In addition, the executive would be entitled to receive the severance payment if his or her employment is terminated for the same reasons following the execution of a definitive agreement for a change in control and the change in control occurs pursuant to that agreement. The amount of the severance payment for each executive is a multiple of his or her base salary less any stay bonus received by the executive. The multiple is three for Mr. Rosa and Ms. Vecchio, and two and one-half for Messrs. Miller and Sasaki.

COMPENSATION DISCUSSION & ANALYSIS

The Company’s executive compensation program is designed to attract, retain, and motivate highly competent executives and to focus the interests of the executives on objectives that enhance stockholder value. These goals are attained by structuring the executives’ compensation so that a portion of each executive’s pay is a function of that executive’s performance for the year, and a portion is tied to the overall profitability of the Company.

The Company’s Compensation Committee (the “Committee”) has overall responsibility for the Company’s compensation policies and procedures. The Committee reviews and approves all employment contracts and compensation arrangements, including compensation levels, programs and benefits for executive officers of the Company, based on recommendations of the CEO. The Committee also administers the Company’s 1999 and 2002 Equity Participation Plans.

On an annual basis, the Committee reviews the performance of the CEO and sets the key objectives and performance requirements of that position. Based on this review, the Committee recommends the CEO’s compensation level, benefits, programs and contracts to the Company’s Board of Directors. All actions of the Compensation Committee pertaining to executive compensation are submitted to the Board of Directors for approval.

The principal elements of the Company’s executive compensation program are base salary, bonuses and incentive compensation, stock-based compensation, long-term incentives, and other benefits, as discussed in further detail below. The Company does not utilize a specific formula to determine the allocation of each element of compensation for its executives. However, the Company does attempt to provide each executive with a number of incentives to improve individual performance as it relates to the objectives of the Company. Consequently, the executive officers’ total compensation is typically weighted heavily toward bonuses and incentive compensation.

Base Salary

Base salaries for the Company’s executives are intended to reflect the scope of each executive’s responsibilities, the success of the Company, and contributions of each executive toward the Company’s attainment of its objectives. The Company has engaged an independent market researcher, HR Total Solutions, to aid in determining salary levels that are fair and competitive. HR Total Solutions provides the Company with industry and peer group studies, which the Company uses as a guideline for setting the salaries of its executives. The Company strives to pay salaries to its executives that approximate the peer group average for comparable positions.

Mr. Faigin’s salary was determined by the Committee based on the peer group studies. Under Mr. Faigin’s employment agreement, he is entitled to a base salary of $275,000 for 2006, $285,000 for 2007, $295,000 for 2008, and an amount to be agreed upon thereafter. The Committee believed that these salaries are competitive in the current marketplace and approximately average in comparison with those paid by the Company’s peers. The Committee also believed that it was in the Company’s best interests to provide Mr. Faigin with a longer, three-year agreement, so that in each year the Company and Mr. Faigin could negotiate an incentive compensation plan to set specific performance goals. This employment agreement was approved by a majority of the Company’s independent directors. Mr. Faigin did not participate in the directors’ deliberations with respect to his agreement, and he was not present during the vote on his agreement.

The other named executive officers’ salaries are also determined using the peer group analysis as a guideline. The Chief Executive Officer reviews each executive’s salary on an annual basis, and recommends adjustments to the Committee based on the executive’s performance for the year. Salaries also are typically adjusted upon the promotion of an executive officer. Increases in base salary may be moderated by other considerations, such as geographic or market data, industry trends or internal fairness within the Company. All salary adjustments for the other executives are ultimately reviewed and approved by the Committee.

Bonuses and Incentive Compensation

The Company pays cash bonuses to its executive officers based on the overall financial performance of the Company and their individual contributions to the Company’s results.

Mr. Faigin’s cash bonuses in 2006 were determined in accordance with his incentive compensation plan. This plan provided for additional compensation if Mr. Faigin achieved certain performance measures that the Committee believed were in the best interests of the Company. The performance bonuses were payable under the following circumstances and in the following amounts: (1) if, prior to December 31, 2006, the Company repurchased 2,750,000 shares of its Common Stock (the number authorized by the board of directors), Mr. Faigin would receive a bonus of $100,000; (2) if the sale of the Bank’s Beverly Hills branch were completed by December 31, 2006, Mr. Faigin would receive a bonus equal to $250,000 plus 3% of the amount, if any, by which the sale price exceeded $6.0 million; and (3) if the Company’s general and administrative expenses for the year ended December 31, 2006 were less than a specified level, Mr. Faigin would receive a bonus of 10% of the amount by which the specified amount exceeded the actual total. Mr. Faigin achieved measures (1) and (2) above and, as a result, received cash bonuses of $100,000 and $330,406, respectively.

The amounts of the bonuses paid to the other executive officers for 2006 were determined by the Compensation Committee based on recommendations of Mr. Faigin. In recommending the executives’ bonuses, Mr. Faigin considered each executive’s overall contribution toward the Company’s performance for the year and whether the executives met or exceeded their specific individual goals that were established at the beginning of the year. The Committee determined that one fourth of the year 2006 bonuses for these executive officers will vest and become payable at the earlier to occur of termination of employment as a result of death, disability or termination by the Company without cause and December 31, 2009. If the executive officer’s employment terminates prior to December 31, 2009 by voluntary resignation or termination for cause by the Company, the officer is not entitled to the deferred portion of the bonus. The purpose of the deferral is to induce these executive officers to continue to work for the Company.

The executive officers’ bonuses comprised a portion of the Company’s total bonus pool for all of its employees. For 2006, the Compensation Committee determined that the size of this pool would total 6% of the Company’s pre-tax income before bonuses and excluding non-recurring income. The Company does not have a policy addressing whether the executives’ bonuses would be adjusted in the event the Company’s financial statements are later restated.

Stock-based Compensation

The Company from time to time grants stock-based compensation, such as stock options and stock appreciation rights (“SARs”), to its executive officers. These forms of compensation are intended to provide further incentive for the executive officers to contribute towards meeting the Company’s goals by (1) aligning part of the executives’ compensation with the overall performance of the Company and (2) encouraging the executives to remain with the Company at least through the vesting period of the award (typically three to five years).

The Company has two stock plans, the 1999 Equity Participation Plan (the “1999 Plan”) and the 2002 Equity Participation Plan (the “2002 Plan”). Both the 1999 Plan and the 2002 Plan were approved by the shareholders of the Company. The Compensation Committee serves as the Administrator of the two plans. These plans permit the Committee to grant, at its discretion, stock options and other forms of stock-based compensation to directors and officers of the Company as the Committee deems appropriate. The exercise prices of awards granted may not be less than the fair value of the underlying shares on the date of grant.

From 2001 to April 2003, the Company’s named executive officers were granted options to purchase the Company’s common stock pursuant to the above plans. The Company subsequently suspended the granting of options through the year 2005 to prevent further dilution of its common stock.

In January 2006, the Company granted to Mr. Faigin options to purchase 600,000 shares of common stock at an exercise price of $10.50 per share, which was equal to the closing price on the grant date. Mr. Faigin’s options vest in quarterly installments of 50,000 each on the first day of each calendar quarter beginning in January 2006, and will vest in full in October 2008. His options expire on January 3, 2016. The Committee believes Mr. Faigin’s stock option arrangement is in the best interests of the Company and its stockholders because the potential value of the options to Mr. Faigin is directly related to the performance of the Company’s common stock.

In September 2006, the Company granted SARs with respect to 36,000 shares to Ms. Vecchio upon her promotion to Executive Vice President and Chief Credit Officer of FBBH. Ms. Vecchio’s SARs are exercisable at $8.23 per share and payable in cash only. Her SARs vest in three equal annual installments of 12,000 shares beginning

September 28, 2007, and expire on September 28, 2011. The Committee believes this stock-based compensation provides Ms. Vecchio with additional incentive to contribute to the Company’s overall performance and that it is commensurate with her increased responsibilities in her new position.

Long-Term Incentives

The Company has entered into various other agreements with its named executive officers to induce them to remain with the Company and to provide them with protection in the event of adverse changes in their employment conditions. The individual terms of each agreement are determined by the Committee.

The Bank has a “Stay Bonus” letter agreement with Mr. Kolasinski, the Bank’s Executive Vice President of Development, to encourage his long-term employment with the Company. Pursuant to this agreement, if Mr. Kolasinski is in “Continuous Service” (as defined in the agreement) from the date of the agreement through and including January 1, 2007, the Bank would pay him a stay bonus in cash in the amount of $300,000 (the “First Stay Bonus”) on such date. If Mr. Kolasinski is in Continuous Service from the date of this letter agreement through and including January 1, 2008, the Bank will pay him an additional stay bonus in cash in the amount of $150,000 (the “Second Stay Bonus”) on such date. The First Stay Bonus was paid to Mr. Kolasinski in January 2007. If there is a “Change in Control” (as defined in the agreement), and (a) he is in Continuous Service through the end of the nine-month period following the occurrence of such Change in Control, and (b) if the end of such nine-month period falls on or after January 1, 2007 but before January 1, 2008, the Bank will accelerate payment of the Second Stay Bonus to the end of such nine-month period. If, before January 1, 2008, (i) the Bank involuntarily terminates Mr. Kolasinski’s employment for any reason other than “Cause” (as defined in the agreement), (ii) Mr. Kolasinski dies or suffers “Total Disability” (as defined in the agreement), or (iii) following a Change in Control of the Bank, Mr. Kolasinski terminates his employment with the Bank for “Good Reason” (as defined in the agreement), he will become entitled to receive a stay bonus, conditioned upon his (or his personal representative’s or beneficiary’s, if applicable) execution and delivery of the “Release Agreement” (as defined in the agreement). The amount of the stay bonus in such event would be the “Prorated Amount” (as defined in the agreement) less $300,000. The “Prorated Amount” means $450,000 multiplied by a fraction, (I) the numerator of which is the number of calendar months (or portion thereof) of Continuous Service that he has completed after the date of this letter agreement until his death, Total Disability or termination of employment, and (II) the denominator of which is 48. Any stay bonus to which Mr. Kolasinski is entitled shall be paid to him, in cash and in full, not later than the later of (i) eight calendar days after execution and delivery by Mr. Kolasinski (or his beneficiary or personal representative, if applicable) of the Release Agreement, or (ii) the date on which such Release Agreement becomes effective.

The Company also has a standard Change-In-Control agreement that it may grant to executive officers with the approval of the Committee. This agreement provides that, in the event of a change in control (as defined in the agreement) of the Company or the Bank, the executive would be entitled to receive a severance payment if, within one year after a change in control, either of the following occurs: (1) the executive’s employment is involuntarily terminated by the Company or the Bank for any reason other than cause or death or disability or (2) the executive voluntarily terminates his employment after certain adverse changes in the terms of his employment (“Good Reason”). The amount of each executive’s severance payment is determined at the discretion of the Committee and may vary depending on the executive’s position and responsibilities. Under Mr. Faigin’s change-in-control agreement, he would be entitled to his scheduled base salary for the two years following the change in control. The amount of the severance payment for Ms. Vecchio would be twice her annual base salary, the amount for Mr. Kolasinski would be equal to his base salary, and the amount for Messrs. Sasaki, Miller and Kardos would be equal to one half of their respective base salaries.

Other Benefits

The Company in 2006 granted an automobile allowance of $12,000 to Mr. Faigin. The Company’s executive officers also share in the benefits available to all other employees, including, for example, medical, dental and vision insurance and participation in the Company’s matching 401(k) plan.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows, as of August 27, 2007, the beneficial ownership of common stock with respect to (i) each person who was known by the Company to own beneficially more than 5% of the outstanding shares of common stock, (ii) each director, (iii) each Named Executive Officer, and (iv) all directors and executive officers as a group. As of August 27, 2007 there were 18,786,594 shares outstanding.

Name, Title and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)		Percent of Class
Capital Research and Management	1,800,000		9.6%
333 South Hope Street, 55th Floor Los Angeles, CA 90071
Wilshire 19, LLC(2)	1,538,800		8.2%
12121 Wilshire Blvd., Suite 1400 Los Angeles, CA 90025
Namco Financial, Inc. (2)	1,538,800		8.2%
12121 Wilshire Blvd., Suite 1400 Los Angeles, CA 90025
Ezri Namvar(2)	1,538,800		8.2%
12121 Wilshire Blvd., Suite 1400 Los Angeles, CA 90025
Dimensional Fund Advisors LP	1,534,112		8.2%
1299 Ocean Avenue Santa Monica, CA 90401
AXA	958,585		5.1%
25 Ave Matignon Paris, France
Directors and executive officers:
Larry B. Faigin(3)	567,550	(4)	3.0%
Howard Amster	1,586,512	(5)	8.4%
23811 Chagrin Blvd. #200 Beachwood, OH 44122
Stephen P. Glennon(3)	626,789		3.3%
Robert H. Kanner	1,120,001	(6)	6.0%
3830 Kelley Ave Cleveland, OH 44114
Kathleen L. Kellogg(3)	10,000		*
William D. King(3)	51,250		*
John J. Lannan(3)	502,100		2.7%
Takeo K. Sasaki(3)	5,928		*
Annette J. Vecchio(3)	7,040		*
Bryce W. Miller(3)	7,059		*
Craig W. Kolasinski(3)	60,000		*
All directors and executive officers as a group (11 persons)	4,544,229	(7)	23.6%

(1)	Amounts include stock options vesting within 60 days of August 27, 2007.
(2)	These beneficial owners have shared voting and dispositive power with respect to 1,538,800 shares.
(3)	The address for this stockholder is c/o Beverly Hills Bancorp Inc., 23901 Calabasas Road, Suite 1050, Calabasas, CA 91302.
(4)	Includes 400,000 shares that may be acquired upon the exercise of options.
(5)	Includes 50,000 shares that may be acquired upon the exercise of options.
(6)	Includes 23,334 shares that may be acquired upon the exercise of options.
(7)	Includes 473,334 shares that may be acquired upon the exercise of options.
*	Less than 1%

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires a company’s directors, executive officers and beneficial owners of more than 10% of the common stock of such company to file with the Securities and Exchange Commission initial reports of ownership and periodic reports of changes in ownership of the company’s securities. To the knowledge of the Company, no director, executive officer or beneficial owner of more than 10% of the Company’s stock failed to timely furnish reports required of such person by Section 16(a) on Forms 3, 4 and 5 during the year ended December 31, 2006.

CERTAIN RELATIONSHIPS AND TRANSACTIONS WITH RELATED PERSONS

Related Party Transactions

In August 2006, pursuant to a public “Dutch auction” tender offer, the Company repurchased 982,819 shares of its common stock from Howard Amster for $8.8 million and repurchased 784,999 shares from Robert H. Kanner for $7.1 million. Messrs. Amster and Kanner are directors of the Company. The Company purchased these shares at a price of $9.00 per share, which was the same price paid for the shares of unrelated persons who participated in the tender offer.

In December 2006, the Company originated a loan in the amount of $14.0 million, bearing interest at 9.015%, to an entity controlled by Mr. Ezri Namvar, a stockholder of the Company. (At the date of the transaction, Mr. Namvar owned 6.9% of the Company’s outstanding common stock; his ownership has since increased to 8.2%.) This loan was secured by the borrower’s equity in land, and payment on the loan was guaranteed by Mr. Namvar and the Namvar Family Trust. Because Mr. Namvar owned less than 10% of the Company’s stock at the date of the transaction, the loan was not covered under Federal Reserve Board Regulation O, “Loans to Executive Officers, Directors and Principal Shareholders of Member Banks”. However, the loan was underwritten to comply with the provisions of that Regulation. This transaction was approved by the full board of directors of the Company prior to the funding of the loan. As the loan was funded near year-end, no principal or interest was paid in 2006. In January 2007, the loan was repaid in full.

The Company has written policies and procedures that govern the review and approval of all extensions of credit to affiliates and related persons. These policies cover the following types of transactions:

•	Any loan to a related person;

•	A purchase under repurchase agreement of securities, other assets or obligations;

•	An advance by means of an overdraft, cash item, or otherwise;

•	Issuance of a standby letter of credit or other similar arrangement;

•

An acquisition by discount, purchase, exchange, or otherwise of any note, draft, bill or exchange, or other evidence of indebtedness upon which a related person may be liable as maker, drawer, endorser, guarantor, or surety;

•

An increase of an existing indebtedness, but not if the additional funds are advanced by the Company for its own protection for accrued interest or taxes, insurance, or other expenses incidental to the existing indebtedness;

•	An advance of unearned salary or other unearned compensation for a period in excess of 30 days; and

•

Any other similar transaction as a result of which a person becomes obligated to pay money to the Company, whether the obligation arises directly or indirectly, or because of an endorsement on an obligation or otherwise.

The Company’s policy is to ensure proper adherence to the provisions and intent of Federal banking regulations with respect to transactions with affiliates and related persons. These regulations require, among other things, that an extension of credit (1) be made on substantially the same terms as those prevailing at the time for comparable transactions with other persons who are not related and (2) must not include more than the normal risk of repayment or present other favorable features.

On an annual basis, the board of directors reviews and approves the Company’s policies and procedures with respect to transactions with related persons.

AUDIT COMMITTEE REPORT

The following Audit Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent Beverly Hills Bancorp Inc. specifically incorporates this Report by reference therein.

The Audit Committee has reviewed and discussed with management the Company’s audited financial statements for the year ended December 31, 2006. In addition, the Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards (“SAS”) No. 61 “Communications with Audit Committees,” as amended by SAS No. 90 “Audit Committee Communications.” The Audit Committee has received the written disclosures and the letter from the independent public accountants required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and has discussed with the independent public accountants their independence.

Management is responsible for the Company’s financial reporting process, including its system of internal control, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. The Company’s independent auditors are responsible for auditing those financial statements. Our responsibility is to monitor and review these processes. It is neither our duty nor our responsibility to conduct auditing or accounting reviews or procedures. We are not employees of the Company and we may not be, and we may not represent ourselves to be or to serve as, accountants or auditors by profession or experts in the fields of accounting or auditing. Therefore, we have relied, without independent verification, on management’s representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States of America and on the representations of the independent auditors included in their report on the Company’s financial statements. Our oversight does not provide us with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, our consultations and discussions with management and the independent auditors do not assure that the Company’s financial statements are presented in accordance with generally accepted accounting principles, that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards or that the Company’s independent accountants are in fact “independent.”

Based on the review and discussions referred to above in this report, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006, for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE
William D. King, Chair
Robert H. Kanner
Kathleen L. Kellogg

INDEPENDENT PUBLIC ACCOUNTANTS

Principal Accounting Firm Fees

The Company’s principal accounting firm, Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, “Deloitte & Touche”), audited the financial statements of the Company for the years ended December 31, 2005 and 2006 and has been engaged to audit the financial statements of the Company for the year ending December 31, 2007. A representative of Deloitte & Touche is expected to be present at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so and is expected to be available to respond to appropriate questions.

The aggregate fees billed to the Company for the years ended December 31, 2006 and 2005 by Deloitte & Touche were as follows:

	Year ended December 31,
	2006	2005
	(Dollars in thousands)
Audit fees	$560	$516
Audit-related fees	—	—

Total audit and audit-related fees	560	516

Tax fees (a)	153	285
All other fees	—	—

Total fees	$713	$801

(a)	Includes fees for tax compliance and tax consulting services, including tax planning and tax research. The Audit Committee of the board of directors determined that the provision of such services is compatible with maintaining the principal accountant’s independence.

Pre-Approval Policy

The services performed by Deloitte & Touche in 2006 and 2005 were pre-approved in accordance with the pre-approval policy and procedures adopted by the Audit Committee. This policy describes the permitted audit, audit-related, tax, and other services (collectively, the “Disclosure Categories”) that Deloitte & Touche may perform. The policy requires that prior to the beginning of each fiscal year, a description of the services (the “Service List”) expected to be performed by Deloitte & Touche in each of the Disclosure Categories in the following fiscal year be presented to the Audit Committee for approval.

Any requests for audit, audit-related, tax, and other services not contemplated on the Service List must be submitted to the Audit Committee for specific pre-approval and may not commence until such approval has been granted. Normally, pre-approval is provided at regularly scheduled meetings. However, the Audit Committee has delegated its duties to pre-approve auditing services and permitted non-audit services to its chairman. The chairman must update the Audit Committee at the next regularly scheduled meeting of any services that were granted specific pre-approval.

In addition, although not required by the rules and regulations of the SEC, the Audit Committee generally requests an estimate of the maximum fees associated with each proposed service on the Service List and any services that were not originally included on the Service List. Providing an estimate of the maximum fees for a service incorporates appropriate oversight and control of the Company’s relationship with Deloitte & Touche, while permitting the Company to receive immediate assistance from Deloitte & Touche when time is of the essence.

On a quarterly basis, the Audit Committee reviews the status of services and fees incurred year-to-date against the original Service List and the forecast of remaining services and fees for the fiscal year.

The policy contains a de minimis provision that permits retroactive approval for permissible non-audit services under certain circumstances. The provision allows for the pre-approval requirement to be waived if all of the following criteria are met:

1.	The service is not an audit, review or other attest service;

2.	The aggregate amount of all such services provided under this provision does not exceed 5% of total fees paid to Deloitte & Touche in a given fiscal year;

3.	Such services were not recognized at the time of the engagement to be non-audit services;

4.	Such services are promptly brought to the attention of the Audit Committee and approved by the Audit Committee or its designee prior to the completion of the audit; and

5.	The service and fee are specifically disclosed in the Proxy Statement as meeting the de minimis requirements.

OTHER BUSINESS

The Company is not aware of any other business to be presented at the Annual Meeting and does not intend to bring any other matters before the Annual Meeting. However, if any other matters properly come before the Annual Meeting, the persons named in the accompanying proxy are empowered, in the absence of contrary instructions, to vote according to their best judgment.

STOCKHOLDER PROPOSALS FOR THE NEXT ANNUAL MEETING

In order to be eligible for inclusion in the Company’s Proxy Statement and proxy card for the next Annual Meeting of Stockholders in 2008 pursuant to Rule 14a-8 under the Exchange Act, stockholder proposals must be received by the Secretary of the Company at its principal executive offices no later than May 20, 2008. Proposals submitted outside the processes of Rule 14a-8 will be considered untimely after August 3, 2008. However, in order for such stockholder proposals to be eligible to be brought before the stockholders at the next Annual Meeting, the stockholder submitting such proposals also must comply with the procedures, including the deadlines, required by the Company’s bylaws. Stockholder nominations of directors are not stockholder proposals within the meaning of Rule 14a-8 and are not eligible for inclusion in the Company’s Proxy Statement.

HOUSEHOLDING OF INFORMATION

Some banks, brokers, and other nominee record holders may be participating in the practice of “householding” information statements, proxy statements and annual reports. This means that only one copy of this information statement may have been sent to multiple stockholders in your household. If you would prefer to receive separate copies of information statements, proxy statements and annual reports either now or in the future, please contact your bank, broker or other nominee. Upon written or oral request to Carol Schardt, Secretary, at Beverly Hills Bancorp Inc., 23901 Calabasas Road, Suite 1050, Calabasas, California 91302, we will provide a separate copy of information statements, proxy statements and annual reports.

AVAILABILITY OF ANNUAL REPORT ON FORM 10-K

We will furnish without charge a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2006, as filed with the Securities and Exchange Commission, including the financial statements and financial statement schedules thereto, to any shareholder who so requests by writing to: Carol Schardt, Secretary, Beverly Hills Bancorp Inc., 23901 Calabasas Road, Suite 1050, Calabasas, California 91302.

By Order of the Board of Directors

Larry B. Faigin
Chief Executive Officer

Calabasas, California

September 21, 2007

PLEASE PROMPTLY VOTE, DATE, SIGN AND RETURN THE ENCLOSED PROXY, WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING. A RETURN SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES. A PROMPT RESPONSE IS HELPFUL AND YOUR COOPERATION WILL BE APPRECIATED. AT ANY TIME BEFORE A VOTE AT THE ANNUAL MEETING YOU MAY REVOKE YOUR PROXY BY (1) A LATER DATED PROXY OR A WRITTEN NOTICE OF REVOCATION DELIVERED TO THE INSPECTOR OF ELECTIONS OR THE SECRETARY OF THE COMPANY OR (2) ADVISING THE INSPECTOR OF ELECTIONS OR THE SECRETARY OF THE COMPANY AT THE MEETING THAT YOU ELECT TO VOTE IN PERSON. ATTENDANCE AT THE MEETING WILL NOT IN AND OF ITSELF REVOKE A PROXY.

THE ANNUAL MEETING IS ON THURSDAY, OCTOBER 25, 2007. PLEASE RETURN YOUR PROXY IN TIME.

ANNUAL MEETING OF STOCKHOLDERS OF BEVERLY HILLS BANCORP INC.
AMERICAN STOCK TRANSFER	OCTOBER 25, 2007
C/O BEVERLY HILLS BANCORP INC.	VOTE BY INTERNET - www.proxyvote.com
6201 15TH AVENUE BROOKLYN, NY 11219	Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by Beverly Hills Bancorp Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Beverly Hills Bancorp Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	BHBAN1	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS.
					For	Withhold	For All	To withhold authority to vote for any individual
Vote on Directors					All	All	Except	nominee(s), mark “FOR ALL EXCEPT” and write the nominee’s number on the line below.

1.	Election of seven directors:				☐	☐	☐	__________________________________________________

	1)	Howard Amster	5)	Kathleen L. Kellogg
	2)	Larry B. Faigin	6)	William D. King
	3)	Stephen P. Glennon	7)	John J. Lannan
	4)	Robert H. Kanner

2.	To transact such other business as may properly come before the Annual Meeting of Stockholders and at any postponements or adjournments thereof.

PLEASE COMPLETE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Note:

Please sign exactly as your name or names appear(s) on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign in full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

BEVERLY HILLS BANCORP INC.

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON OCTOBER 25, 2007

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of Beverly Hills Bancorp Inc. hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, and hereby appoints Larry B. Faigin and William D. King, and each of them singly, proxies and attorneys-in-fact, with full power of substitution on behalf and in the name of the undersigned to represent the undersigned at the Annual Meeting of Stockholders of Beverly Hills Bancorp Inc. to be held on October 25, 2007, at 10:00 a.m. Pacific time, at the law offices of Troy & Gould PC, 1801 Century Park East, Suite 1600, Los Angeles, California 90067, and at any postponements or adjournments thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side.

(Continued and to be signed on the reverse side)